Exhibit 3.1

Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2026052000472 - 5227790 20265754699 Amendment After Issuance of Stock 5/20/2026 9:06:00 AM 3 OFFICE OF THE SECRETARY OF STATE Business Entity - Filing Acknowledgement 05/20/2026 Indexed Entity Information: Entity ID: E0177432018 - 7 Entity Status: Active Entity Name: iPower Inc. Expiration Date: None Commercial Registered Agent Vcorp Agent Services, Inc. 701 S. Carson Street, Suite 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

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Business Number E0177432018 - 7 Filed in the Office of Filing Number 20265754699 Secretary of State State Of Nevada Filed On 5/20/2026 9:06:00 AM Number of Pages 3

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09 : 06 : 22 a . m . 05 - 2 0 - 2 0 26 ½ To : nevada secretary of state 188861188 13 Page : 4 of 5 2026 - 05 - 20 16 : 06 : 19 GMT FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 18886118813 From : Vcorp Services , LL( 4 T C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANTTo NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles < PuRsuANT rn NRs 7 8.403) Officer's Statement (PuRsuANTTO NRs ao . o3o) 05/22/2026 Time : 12:01 am ET (must not be later than 90 days after the certificate i s filed) Date : . Effective Date and ime: (Optional) Changes to takes the following effect : : ...! The entity name has been amended. . The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) .·.:" The purpose of the ent i ty has been amended . The authorized shares have been amended. ೦ The directo r s , managers o r genera l partne r s have been amended . : . IRS tax language has been added . ... Articles have been added . ::·_: Articles have been deleted. : x ' Other . The articles have been amended as follows : (provide article n umbe r s , if available) The first sentence of Article FOURTH (Capita l Stock) of (see attached) (attach additional page(s) if necessary) 5 . Information Being hanged: (Domest i c orporations only) X [C . J: ( ---------------- - ; Chief Executive Officer . Signature : Requi r ed) Signat ure of Office r or Authorized Signer Title X Signatu r e of Officer or Authorized S i gner Title • - it any proposed amendment would alter or change any prefe r ence or any relative or other right given to any class or series o f outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting powe r of each class or se ries affected by the amendment regardless to l i mitations or restricti ons on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by app r opr i ate fees . Pa ge 2 of 2 Revised : 9/1 1 2023

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09 : 06 : 22 a . m . 05 - 20 - 2026 I 5 j 18886118813 To : nevada secretary of state Page : 5 of 5 2026 - 05 - 20 16 : 06 : 19 GMT 18886118813 From : Vcorp Services , LL( Certificate or Amendment to Articles of Incorporation For Nev ada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - Arter Issuance of Stock) l. Name of corporation: iPower Inc . 2. The articles have been amended as follows: (provide article numbers , if available) The first sentence of Article fOURTII (Capital Stock) of the Sixth Amended and Rest a ted Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following : "Upon the effectiveness of this Cert ifi cate of Amendment (the "Effective Time"), each share of the common stock, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into a fraction of a s h are of common Stock at a ratio of l - for - 8 ; provided , however , that no fractional shares sha ll be issued to stockholde r s as a result of the foregoing reclassification and that in lieu thereof, the Co rpor atio n s hall , afte r aggregating a ll fractions of a s h a re to which a holder would otherwise be t : nlitkd, round any n : sulling fral : t iunal shart : s up lo lht : nt : an :: sl whuk shart :. Any s lm .: k ct : rtifil'alt : that, immediately prior to the Effective Time, represented shares of common stock will . from and after the Effective Tim e, automat : ica . lly and wit h out the nec e, ; , ; ity of pr ese ntin g the same for exc h a n ge , r e pr ese nt the number of s hare s of common s tock into which shares of common stock have been reclassified and converted, but giving effect to the rounding of fractional shares provided for in the immediately preceding sen tence . " 3. Th e vote by which th e stockholders holdin g shares in the co rporation e ntitling them to exe r c is e a least a majority of the voting power , or s uch greater proportion of the voting power as may be required in the case ofa vote by classes or series , or as may be requ i red by t h e provisions of the articles of incorporation have voted in favor of the amendment is : Shares representi n g 53 . I % the outstanding voti ng power (representing a majority of the s hares outstanding) were vote d in favor of the amendment . 4. Effective date offiling: May 22, 2026 at 1 2:0 I a.m . (must not be later than 90 d ays after the certificate is filed) 5. Signature: (required) iPower, Inc . , - .. ' \ . Ry : _ l _ · / ೦ - ' ......, Chenlong Tan , ChiefExec;'.;iive Officer 4 897 - 65 20 - 9257 \ 2

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NEVADA STATE BUSINESS LICENSE iPower Inc. Nevada Business Identification # NV20181256543 Expiration Date: 04/30/2027 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202605206694587 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/20/2026. FRANCISCO V. AGUILAR Secretary of State

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